Exhibit 10.1

AMENDED AND RESTATED GUARANTY AGREEMENT

AMENDED AND RESTATED GUARANTY AGREEMENT, dated as of September 18, 2015, made by MAT-RX DEVELOPMENT, L.L.C., a Texas limited liability company (the “Guarantor”), in favor of JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the lenders (the “Lenders”) from time to time parties to the Amended and Restated Credit Agreement, dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among USMD HOSPITAL AT ARLINGTON, L.P., a Texas limited partnership (the “Borrower”), the Lenders and the Administrative Agent.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Guarantor is a limited partner of the Borrower;

WHEREAS, the Borrower and the Guarantor are engaged in related businesses, and the Guarantor will derive substantial direct and indirect benefit from the making of the Loans; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower under the Credit Agreement that the Guarantor shall have executed and delivered this Agreement to the Administrative Agent for the benefit of the Guaranteed Parties.

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make Loans to the Borrower under the Credit Agreement, the Guarantor hereby agrees with the Administrative Agent, for the benefit of the Guaranteed Parties, as follows:

1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b) As used herein, the following terms have the following meanings:

“Agreement” means this Amended and Restated Guaranty Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Guaranteed Parties” means the collective reference to the Administrative Agent and the Lenders and their respective successors and assigns.

“Guaranteed Share” has the meaning specified in Section 3 of this Agreement.

“Limited Partnership Agreement” means the Third Amended and Restated Agreement of Limited Partnership of USMD Hospital at Arlington, L.P. entered into as of September     , 2015, as the same may be amended, restated, supplemented or otherwise modified from time to time.

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“Obligations” means the collective reference to (a) the unpaid principal of the Loans, and (b) all interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans pursuant to the Credit Agreement and the Notes.

“paid in full” means (a) the payment in full in cash and performance of all Obligations, and (b) the termination of all Commitments.

“Solvent” means, when used with respect to any Person, that as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“THR Guaranty” means the Amended and Restated Guaranty Agreement, dated as of the date hereof, executed by THR in favor of the Administrative Agent, for the benefit of the Secured Parties, as amended, restated, supplemented or otherwise modified from time to time.

(c) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2. Guarantee. (a) The Guarantor hereby unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, to the Administrative Agent, for the benefit of the Guaranteed Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of the Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by the Guarantor under applicable federal and state laws relating to the insolvency of debtors.

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(c) The Guarantor further agrees to pay any and all expenses (including, without limitation, all reasonable fees, expenses and disbursements of counsel) which may be paid or incurred by the any of the Guaranteed Parties in enforcing, or obtaining advice of counsel in respect of, enforcing any rights with respect to, or collecting against, the Guarantor under this Agreement.

(d) No payment or payments made by the Borrower, the Guarantor, any other guarantor or any other Person or received or collected by any Guaranteed Party from the Borrower, the Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment or payments (other than payments made by the Guarantor in respect of the Obligations or payments received or collected from the Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of the Guarantor hereunder until the Obligations are paid in full.

(e) The Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to any Guaranteed Party on account of its liability hereunder, it will notify the Administrative Agent in writing that such payment is made under this Agreement for such purpose.

3. Limitation. (a) Anything in this Agreement to the contrary notwithstanding, the maximum amount payable by the Guarantor to the Guaranteed Parties under Section 2(a) of this Agreement shall not exceed the Guarantor’s Guaranteed Share. The term “Guaranteed Share” means, as to the Guarantor, an amount equal to the sum of: (i) 45.3959% of the outstanding principal of the Obligations on the Calculation Date; plus (ii) 45.3959% of all accrued and unpaid interest on the Obligations on the Calculation Date; plus (iii) 45.3959% of all interest accruing on the Obligations from the Calculation Date until the date that all of the Obligations have been paid in full. The term “Calculation Date” means as to any particular Obligation, the earlier of the maturity thereof or the date that particular Obligation is accelerated by any of the Guaranteed Parties or otherwise becomes due and owing. The Guarantor understands that different Obligations may have a different Calculation Date as determined by the Guaranteed Parties, for each Obligation. The records of the Guaranteed Parties with respect to a Calculation Date and the amount of the Guarantor’s Guaranteed Share shall be conclusive and binding on the Guarantor. The Guarantor further understands and agrees that (a) any written or oral demand for payment of the Guaranteed Share in a specific amount will not preclude any Guaranteed Party from thereafter demanding such additional amounts as may become due and owing under this Agreement after the date of such demand, and (b) if any Guaranteed Party obtains partial payment from any source other than the Guarantor (it being understood that the Guaranteed Parties are not required to obtain payment from any other source prior to making demand on the Guarantor), the amount owing by the Guarantor under this Agreement will not be a percentage of the deficiency, but will instead be a greater amount, calculated as set forth in the definition of “Guaranteed Share” herein.

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(b) The Guarantor’s Guaranteed Share may be reduced or increased, subject to the other terms hereof, as follows:

(i) Reduction. Subject to satisfaction of each of the requirements set forth below, the Guarantor’s Guaranteed Share may be reduced on the 30th day after the Guarantor has provided the Administrative Agent with written notice of the Guarantor’s sale or other transfer of ownership, after the Closing Date, of any units of ownership in the Borrower (a “Transfer”), which written notice shall:

(A) state the number of units of ownership in the Borrower sold or otherwise transferred by the Guarantor pursuant to such Transfer;

(B) state the name, address, and contact information for the Person to whom the Guarantor sold or otherwise transferred such units pursuant to such Transfer (such Person herein the “Transferee”);

(C) contain a representation and warranty that the Transfer of the Guarantor’s units of ownership in the Borrower was to a Transferee permitted under the Limited Partnership Agreement;

(D) attach a copy of the document executed by the Guarantor (or if the Transfer is on account of the death, incapacity, or liquidation of the Guarantor, its representative) and the Transferee effecting the Transfer;

(E) state the Class (as defined in the Limited Partnership Agreement) to which the Transferee belongs after giving effect to, and as a result of the units subject to, the Transfer;

(F) attach a Guaranty (as defined in the Credit Agreement) substantially in the form of this Agreement duly executed by the Transferee whereby the Transferee agrees to be bound as a Guarantor under the terms of such Guaranty (as defined in the Credit Agreement) and to guarantee the payment and performance of the Obligations as provided in such Guaranty (as defined in the Credit Agreement) in accordance with its percentage ownership of the outstanding units issued by the Borrower;

(G) if the Transferee is not an individual, attach the documentation required by Section 4.01(c) of the Credit Agreement with respect to such Transferee;

(H) contain a representation and warranty that the Transfer was made in accordance with the terms of the Limited Partnership Agreement and all applicable Requirements of Law;

(I) attach evidence of the effective grant of all consents (if any) required by the Limited Partnership Agreement relating to such Transfer; and

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(J) attach a current financial statement of the Transferee, certified by the Transferee to be true, correct and complete;

provided that in no event may the Guaranteed Share of the Guarantor be reduced (x) at any time during the existence of any Default or if any Default would occur as a result thereof, or (y) if any of the representations and warranties contained in the Guaranty (as defined in the Credit Agreement) executed and delivered by the Transferee are not true and correct; provided, further, that the Transferee must be approved in writing by the Administrative Agent; and

(ii) Increase. The Guarantor’s Guaranteed Share will immediately and automatically be increased on the date the Guarantor purchases or otherwise acquires any units of ownership in the Borrower, in addition to the units of ownership in the Borrower that the Guarantor owns as of the date of this Agreement, as if the Guarantor had owned such additional units as of the date of this Agreement, the Guarantor’s Guaranteed Share to be a percentage equal to the Guarantor’s percentage ownership of the outstanding ownership units issued by the Borrower. The Guarantor shall promptly provide written notice to the Administrative Agent of any such increase and, upon the request of the Administrative Agent, shall execute and deliver to the Administrative Agent a new Guaranty (as defined in the Credit Agreement) substantially in the form of this Agreement evidencing such Guarantor’s new Guaranteed Share.

(iii) Further Increase. In the event that by operation of the proviso in the first sentence of Section 3(a) of the THR Guaranty, less than 100% of the outstanding principal of and interest on the Loans is guaranteed by the Guarantors (as defined in the Credit Agreement), the Guaranteed Share of the Guarantor shall be increased ratably with the Guaranteed Shares (as defined in the Credit Agreement) of the other Guarantors (other than THR) to a level such that 100% of the outstanding principal of and interest on the Loans is guaranteed by all of the Guarantors. Any determination by the Administrative Agent of an increase in the Guaranteed Share of the Guarantor pursuant to the immediately preceding sentence shall be conclusive and binding upon the Guarantor. Upon the request of the Administrative Agent, the Guarantor shall promptly execute and deliver to the Administrative Agent a new Guaranty (as defined in the Credit Agreement) substantially in the form of this Agreement evidencing such Guarantor’s new Guaranteed Share as a result of such increase.

The Guarantor will be obligated to pay its own Guaranteed Share (as the same may be reduced or increased in accordance with the foregoing provisions) of the Obligations and the Guarantor acknowledges that its Guaranteed Share (as the same may be reduced or increased in accordance with the foregoing provisions) of the Obligations will not be reduced by amounts that the Administrative Agent may receive or collect from the Collateral or the Borrower or from any payments or settlements with any other Guarantor.

4. Right of Set-off. If an Event of Default shall have occurred and be continuing, the Guarantor hereby irrevocably authorizes each Guaranteed Party at any time and from time to time without notice to the Guarantor or any other guarantor, any such notice being expressly waived by the Guarantor, to set-off and appropriate and apply any and all deposits (general or

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special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Guaranteed Party to or for the credit or the account of the Guarantor, or any part thereof in such amounts as such Guaranteed Party may elect, against and on account of the obligations and liabilities of the Guarantor to such Guaranteed Party hereunder and claims of every nature and description of such Guaranteed Party against the Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, any Note, any Loan Documents or otherwise, as such Guaranteed Party may elect, whether or not any Guaranteed Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Guaranteed Party shall notify the Guarantor promptly of any such set-off and the application made by such Guaranteed Party, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Guaranteed Party under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Guaranteed Party may have.

5. No Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by any Guaranteed Party, the Guarantor not shall be entitled to be subrogated to any of the rights of any Guaranteed Party against the Borrower or any other guarantor or any collateral security or guarantee or right of offset held by any Guaranteed Party for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution, reimbursement or indemnification from the Borrower or any other guarantor in respect of payments made by the Guarantor hereunder, until all amounts owing to the Guaranteed Parties by the Borrower on account of the Obligations are paid in full. If any amount shall be paid to the Guarantor on account of such subrogation, contribution, reimbursement or indemnification rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Guaranteed Parties, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Administrative Agent in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

6. Amendments, etc. with respect to the Obligations; Waiver of Rights. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any other guarantor and without notice to or further assent by any other guarantor, any demand for payment of any of the Obligations made by any Guaranteed Party may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Guaranteed Party, and the Credit Agreement, the Notes and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, restated, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the any Guaranteed Party for the payment of the Obligations may be sold, exchanged, waived,

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surrendered or released. None of the Guaranteed Parties shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or any property subject thereto. When making any demand hereunder against the Guarantor, any Guaranteed Party may, but shall be under no obligation to, make a similar demand on the Borrower or any other guarantor, and any failure by any Guaranteed Party to make any such demand or to collect any payments from the Borrower or any other guarantor or any release of the Borrower or any other guarantor shall not relieve any guarantor in respect of which a demand or collection is not made or any guarantor not so released, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of any Guaranteed Party against the Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings. To the extent not prohibited by applicable law, the Guarantor waives (a) all rights of the Guarantor under Rule 31, Texas Rules of Civil Procedure, Chapter 43 of the Texas Civil Practice and Remedies Code, and Section 17.001 of the Texas Civil Practice and Remedies Code; (b) to the extent the Guarantor is subject to the Texas Revised Partnership Act (“TRPA”) or Section 152.306 of the Texas Business Organizations Code (“BOC”), compliance by the Guaranteed Parties with Section 3.05(d) of TRPA and Section 152.306(b) of BOC; and (c) all rights of the Guarantor under Sections 51.003, 51.004, and 51.005 of the Texas Property Code (as amended from time to time).

7. Guarantee Absolute and Unconditional. The Guarantor waives any and all notice of the creation, renewal, extension, increase or accrual of any of the Obligations and notice of or proof of reliance by any Guaranteed Party upon this Agreement or acceptance of this Agreement; the Obligations and the Loan Documents, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, increased, extended, amended or waived, in reliance upon this Agreement; and all dealings between the Borrower and the Guarantor, on the one hand, and the Guaranteed Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Agreement. The Guarantor waives diligence, presentment, protest, demand for payment, notice of acceleration, notice of intent to accelerate, and notice of default or nonpayment to or upon the Borrower or any other guarantor with respect to the Obligations. The Guarantor understands and agrees that this Agreement shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Credit Agreement, any Note or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Guaranteed Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower against any Guaranteed Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of the Guarantor under this Agreement, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, any Guaranteed Party may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by any Guaranteed Party to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any

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liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any of the Guaranteed Parties against the Guarantor. This Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and its successors and assigns, and shall inure to the benefit of the Guaranteed Parties, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of the Guarantor under this Agreement shall have been satisfied by payment in full.

8. Reinstatement. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by any Guaranteed Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, the Guarantor, any other guarantor or any other Loan Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower, the Guarantor, any other guarantor or any other Loan Party or any substantial part of any of their respective property, or otherwise, all as though such payments had not been made.

9. Payments. The Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in U.S. Dollars at the office of the Administrative Agent specified in Section 9.01 of the Credit Agreement or such other location as may be specified by the Administrative Agent.

10. Taxes. The Guarantor agrees that all payments to be made under this Agreement shall be made without setoff or counterclaim and free and clear of, and without deduction for, any taxes, levies, imposts, duties, charges, fees, deductions, withholdings or restrictions or conditions of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed by any country or by any political subdivision or taxing authority thereof or therein (“Taxes”). If any Taxes are required to be withheld from any amounts payable to any Guaranteed Party hereunder, the amounts so payable to the applicable Guaranteed Party shall be increased to the extent necessary to yield to the such Guaranteed Party (after payment of all Taxes) the amounts payable hereunder in the full amounts so to be paid. Whenever any Tax is paid by the Guarantor, as promptly as possible thereafter, the Guarantor shall send the Administrative Agent an official receipt showing payment thereof, together with such additional documentary evidence as may be required from time to time by the Administrative Agent or other applicable Guaranteed Party.

11. Representations and Warranties. To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans to the Borrower thereunder, the Guarantor hereby represents and warrants to the Administrative Agent and each of the other Guaranteed Parties that:

(a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the organizational power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged;

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(b) it has the organizational power and authority and the legal right to execute and deliver, and to perform its obligations under, this Agreement, and has taken all necessary organizational action to authorize its execution, delivery and performance of this Agreement;

(c) this Agreement constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally and general equitable principles;

(d) the execution, delivery and performance of this Agreement will not violate any provision of any Requirement of Law or Contractual Obligation of the Guarantor and will not result in or require the creation or imposition of any Lien on any of the properties or revenues of the Guarantor pursuant to any Requirement of Law or Contractual Obligation of the Guarantor;

(e) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any equity owner or creditor of the Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

(f) no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Guarantor, threatened by or against the Guarantor or against any of its properties or revenues with respect to this Agreement or any of the transactions contemplated hereby;

(g) the Guarantor is, and after giving effect to this Agreement and the incurrence of all Obligations being incurred in connection herewith and the Credit Agreement will be and will continue to be, Solvent; and

(h) there are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

12. Financial Information; Fundamental Changes. (a) The Guarantor agrees that it will provide to the Administrative Agent such financial and other information regarding the Guarantor as the Administrative Agent may reasonably request from time to time.

(b) The Guarantor agrees that it will not enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, in each case without the prior written consent of the Administrative Agent.

13. Information Regarding Borrower. The Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s business, financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs under this Agreement, and agrees that none of the Guaranteed Parties has any duty to advise the Guarantor of information regarding those circumstances or risks.

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14. Authority of Administrative Agent. The Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Guaranteed Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Guarantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Guaranteed Parties with full and valid authority so to act or refrain from acting, and the Guarantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

15. Notices. All notices, requests and demands to or upon the Administrative Agent, any Lender or the Guarantor to be effective shall be in writing (or by facsimile confirmed in writing) and shall be deemed to have been duly given or made (1) when delivered by hand, or (2) if given by mail, when deposited in the mails by certified mail, return receipt requested, or (3) if by facsimile, when sent and receipt has been confirmed, addressed as follows:

(a) if to the Administrative Agent or any Lender, at its address or transmission number for notices provided in Section 9.01 of the Credit Agreement; and

(b) if to the Guarantor, at its address or transmission number for notices set forth under its signature below.

The Administrative Agent, each Lender and the Guarantor may change its address and transmission numbers for notices by notice in the manner provided in this Section.

16. Submission To Jurisdiction; Waivers. The Guarantor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of Texas, the courts of the United States of America for the Northern District of Texas, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Guarantor at its address referred to in Section 15 or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

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17. Acknowledgements. The Guarantor hereby acknowledges that:

(a) the Guarantor has been advised by counsel in the negotiation, execution and delivery of this Agreement;

(b) none of the Guaranteed Parties has any fiduciary relationship with or duty to the Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Guaranteed Parties, on one hand, and the Guarantor, on the other hand, in connection herewith or therewith is solely that of debtor and creditor;

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Guaranteed Parties or among the Guarantor and the Guaranteed Parties; and

(d) the Guarantor has received and reviewed copies of the Loan Documents.

18. Subordination. All existing and future indebtedness and liabilities of the Borrower to the Guarantor are hereby subordinated to the prior payment in full of the Obligations and such indebtedness and liabilities of the Borrower to the Guarantor, if the Administrative Agent so requests, shall be collected, enforced and received by the Guarantor as trustee for the Administrative Agent and shall be paid over to the Administrative Agent promptly on account of the Obligations, but without reducing or affecting in any manner any of the obligations of the Guarantor under any of the other provisions of this Agreement.

19. Counterparts. This Agreement may be executed by the Guarantor on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

20. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

21. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Administrative Agent.

(b) Neither the Administrative Agent nor any other Guaranteed Party shall by any act (except by a written instrument pursuant to paragraph 21(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of any other Guaranteed Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial

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exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Guaranteed Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Guaranteed Party would otherwise have on any future occasion.

(c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

22. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

23. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Guaranteed Parties and their successors and assigns; provided that the Guarantor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

24. Amendment and Restatement. This Agreement amends and restates that certain Guaranty Agreement executed by Guarantor in favor of Administrative Agent and Lenders dated as of September 13, 2013. The Obligations guaranteed hereby include, but are not limited to, the Obligations arising under all Loans (whether Tranche A Term Loans or Tranche B Term Loans).

25. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of Texas.

26. WAIVER OF SPECIAL DAMAGES. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE GUARANTOR SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST THE GUARANTEED PARTIES ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS OR THE USE OF THE PROCEEDS THEREOF.

27. WAIVER OF JURY TRIAL. EACH OF THE GUARANTOR, THE ADMINISTRATIVE AGENT AND THE LENDERS (BY THE ADMINISTRATIVE AGENT’S ACCEPTANCE OF THIS AGREEMENT) HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

28. INTEGRATION. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT OF THE GUARANTOR AND THE GUARANTEED PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature Page Follows]

Amended and Restated Guaranty Agreement Mat-Rx Development, L.L.C.	12

IN WITNESS WHEREOF, the undersigned has on the date set forth in the acknowledgment hereto, effective as of the date first written above, duly executed and delivered this Agreement.

MAT-RX DEVELOPMENT, L.L.C. By: USMD Inc., its sole member

By:	/s/ JOHN HOUSE, M.D.
Name: John House, M.D. Title: Chairman and Chief Executive Officer
Address for Notices: 6333 North State Highway 161, Ste. 200 Irving, Texas 75038 Facsimile: (214) 493 4090

Mat-Rx Development, L.L.C.	Signature Page Amended and Restated Guaranty Agreement